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EXHIBIT 10.6
                         WARRANTY DEED

     The Grantor, Hugh Grenfal, Jr., residing at 3337 West 30th Ave., Vancouver, British Columbia, for an in consideration of ten dollars ($10.00) and other good and valuable consideration, does hereby convey unto Ancona Mining Corporation, a Nevada corporation, 1040 West Georgia Street, Suite 1160, Vancouver, British Columbia, Grantee, all of his right, title and interest in and to the following mineral titles:

Claim               Number              Percentage Being Sold

Wombat              365900              100%
Marmot              365899              100%
Amax                371553              100%

     Grantor, warrants, that he holds title to the above and foregoing claims, free and clear of all claims and encumbrances, and agrees to defend said claims against any and all claims by third parties.

     In witness whereof, Hugh Grenfal, Jr. has executed this warranty deed this 9th day of September 1999.

                              /s/ Hugh Grenfal Jr.
                              Hugh Grenfal, Jr.

PROVINCE OF BRITISH COLUMBIA
CITY OF VANCOUVER

     I do hereby certify that on this 9th day of September, 1999, personally appeared before me, Hugh Grenfal, Jr., to me known as the individual described in and who executed the within instrument and acknowledged that he signed the same as his free and voluntary act and deed for the uses and purposes herein mentioned.

     Given under my hand and seal this 9th day of September, 1999.

                              /s/ Mir Huculak
                              Notary Public